Exhibit 10.1

SCORPIO MINING CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

As of January 30, 2015

1.	GENERAL PROVISIONS

1.1	Interpretation

For the purpose of this Plan, the following terms shall have the following meanings:

(a)	"Administrator" means, initially, the secretary of the Corporation and thereafter shall mean such director, officer or employee of the Corporation as may be designated from time to time, as Administrator by the Board or an authorized committee of the Board;

(b)	"Associate" has the meaning ascribed to that term under section 1 of the Securities Act (British Columbia);

(c)	"Board" means the board of directors of the Corporation;

(d)	"Certificate" means a certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option;

(e)	"Common Shares" means the common shares without par value of the Corporation as currently constituted;

(f)	"Corporation" means Scorpio Mining Corporation;

(g)	"Consultant" means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or any of its Subsidiaries has a contract for services who is approved for participation in the Plan by the Board and for whom there exists an exemption from applicable prospectus requirements permitting the granting of an Option;

(h)	“Exchange” means the Toronto Stock Exchange;

(i)	"Effective Date" means January 30, 2015;

(j)	"Eligible Person" means, subject to all applicable laws, any director, officer, employee (whether part-time or full-time), or Consultant of the Corporation or any of its Subsidiaries;

(k)	"Exercise Notice" means the notice respecting the exercise of an Option, in substantially the form set out as Schedule "B" hereto, duly executed by the Option Holder;

(l)	"Insider" means:

(i)	an insider as defined under section 1(1) of the Securities Act (British Columbia), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation, and

(ii)	an Associate of any person who is an insider by virtue of (i) above:

2

(m)	"Option" means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

(n)	"Original Stock Option Plan" means the Stock Option Plan of the Corporation with an effective date of May 1, 2007.

(o)	"Outstanding Issue" is determined on the basis of the number of Common Shares that are outstanding (on a non-diluted basis) immediately prior to the share issuance or grant of Option in question;

(p)	"Participant" means Eligible Persons to whom Options have been granted;

(q)	"Personal Representative" means:

(i)	in the case of a deceased Participant, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of a Participant who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Participant;

(r)	“Plan" means this Amended and Restated Stock Option Plan of the Corporation;

(s)	"Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to Eligible Persons, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(t)	"Subsidiary" has the meaning ascribed to it under section 1 of the Securities Act

(British Columbia); and

(u)	"Termination Date" means the date on which a Participant ceases to be an Eligible Person in any capacity.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of British Columbia.

1.2	Purpose

The purpose of the Plan is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation, (iv) encouraging the Eligible Persons to remain with the Corporation or its Subsidiary Companies, and (v) attracting new Eligible Persons.

3

1.3	Administration

(a)	This Plan shall be administered by the Board or a committee of the Board duly authorized for this purpose by the Board and consisting of not less than three directors, as assisted by the Administrator. If a committee is authorized for this purpose, all references to the Board will be deemed to be references to the committee.

(b)	Subject to the limitations of the Plan, the Board shall have the authority:

(i)	to grant options to purchase Common Shares to Eligible Persons;

(ii)	to determine the terms, limitations, restrictions and conditions respecting such grants;

(iii)	to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(iv)	to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with section 1.6 hereof, as it may deem necessary or advisable.

(c)	The interpretation by the Board or an authorized committee of the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Participant. No member of the Board or any person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

1.4	Shares Reserved

(a)	The number of Common Shares issuable under the Plan combined with the number of Common Shares issuable under all security-based compensation arrangements of the Company shall not exceed 10% of the issued and outstanding Common Shares as at the date of such Award.

(b)	Notwithstanding anything else contained herein, the number of Common Shares of the Company which are (i) issuable at any time, and (ii) issued within any one year period, to insiders (as such term is defined in Part 1 of the TSX Company Manual) of the Company pursuant to the terms of the Plan and under any other security-based compensation arrangement, shall not exceed 10% of the Company’s total issued and outstanding Common Shares.

(c)	Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised shall again be available for grant under the Plan. No fractional shares shall be issued. Reference should be made to section 1.8(d) for the manner in which fractional share values shall be treated.

4

1.5	Amendment and Termination

(a)	The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required stock exchange or shareholder approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

(b)	With the consent of the affected Participants, the Board may amend or modify any outstanding Option in any manner, to the extent that the Board would have had the authority to initially grant such Option as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to the prior approval of the Exchange, if required.

(c)	Subject to applicable approval of the Exchange, the Board may, at any time, suspend or terminate the Plan. Subject to applicable approval of the Exchange, the Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall alter the terms of any options theretofore granted under the Plan.

(d)	Pursuant to the policies of the Exchange, the Board may, at any time, without further approval by the shareholders of the Corporation, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to:

(i)	amend typographical, clerical and grammatical errors;

(ii)	reflect changes to applicable securities laws;

(iii)	change the termination provisions of Options or the Plan which do not entail an extension beyond the original expiry date;

(iv)	include the addition of a cashless exercise feature, payable in cash or securities.

(v)	ensure that the Options granted under the Plan will comply with any provisions respecting the income tax and other laws in force in any country or jurisdiction of which a Participant to whom an Option has been granted may from time to time be resident or a citizen; and

(vi)	reduce the exercise price of an Option for a Participant who is not an Insider.

5

1.6	Compliance with Legislation

The Plan, the grant and exercise of Options hereunder and the Corporation's obligation to issue and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulation of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading. Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws and, if deemed necessary or expedient by the Board, the certificates representing the Common Shares issued upon the exercise of Options shall have a legend pertaining to such restriction.

1.7	Effective Date

This Plan is effective as of the Effective Date and supersedes and replaces the Original Stock Option Plan. All options outstanding as of the Effective Date under the Original Stock Option Plan shall be deemed to be outstanding under this Plan.

1.8	Miscellaneous

(a)	Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required regulatory or shareholder approval.

(b)	Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(c)	The Plan does not give any Eligible Person the right or obligation to become or to continue to serve as a director, officer, Consultant, or employee, as the case may be, of the Corporation or any of its Subsidiaries. The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Corporation or any of its Subsidiaries other than as specifically provided for in the Plan.

(d)	No fractional Common Shares shall be issued upon the exercise of Options and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(e)	The grant of an Option shall be conditional upon the Eligible Person to whom the Option is granted completing, signing and delivering to the Corporation all documents as may be required by the regulatory authorities having jurisdiction.

6

2.	OPTIONS

2.1	Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitation, restrictions and conditions, if any, in addition to or in variation of those set forth in section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the exercise of the Option or the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited, with the discretion in the Board to modify or rescind such restrictions in the event of certain corporate developments including but not limited to a takeover bid, reorganization, merger, change in capital or amalgamation. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2	Option Price

The Board shall establish the option exercise price at the time each Option is granted, which shall in all cases be not less than the closing price of the Common Shares on the Exchange immediately preceding the date of grant.

2.3	Exercise of Options

(a)	Options granted must be exercised no later than 10 years after the date of grant or such lesser period as may be determined by the Board.

(b)	An Option may be exercised only by the Participant or the Personal Representative of any Participant. An Option may be exercised, in whole or in part (subject to any applicable exercise restrictions), at any time or from time to time up to 4:30 p.m. (Vancouver time) on its expiry date by delivering to the Administrator an Exercise Notice, the applicable Certificate and a cheque, bank draft or wire transfer payable to the Corporation in an amount equal to the aggregate exercise price of the Common Shares to be purchased pursuant to the exercise of the Option.

(c)	As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Participant a certificate for the Common Shares so purchased. If the number of Common Shares so purchased is less than the number of Common Shares subject to the Certificate surrendered, the Administrator shall forward a new Certificate to the Participant concurrently with delivery of the aforesaid share certificate for the balance of the Common Shares available under the Option.

(d)	Subject to section 2.3(e)(ii), Options shall not be transferable or assignable, in whole or in part.

(e)	Subject to section 2.3(a) and except as otherwise determined by the Board:

(i)	if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant will cease to be exercisable on or before the earlier of the expiry date of the Option and 90 days after the Termination Date. If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or is entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant; and

7

(ii)	if a Participant dies while an Eligible Person, the legal representative of the Participant may exercise the Participant's Options on or before the earlier of the expiry date of the Option and the date that is twelve months after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death.

(f)	In lieu of paying the aggregate exercise price to purchase Common Shares as contemplated in Section 2.3 (b), the Participant may elect to receive, without payment of cash or other consideration except as required by Section 2.8, upon surrender of the applicable portion of a then vested and exercisable Option to the Company at the address set out in Schedule B, a number of Common Shares determined in accordance with the following formula (a “Cashless Exercise”):

A = B (C – D)/C,

where:

A = the number of Common Shares to be issued to the Participant pursuant to this Section 2.3 (f);

B = the number of Common Shares otherwise issuable upon the exercise of the Option or portion of the Option being exercised;

C = the closing price of the Common Shares on the Exchange immediately preceding the date of delivery of the written Exercise Notice referred to in Section 2.3 (b); and

D = the exercise price of the Option.

For greater certainty, upon the Cashless Exercise of an Option (or portion thereof), the total number of Common Shares that may be issued pursuant to the exercise of Options under the Plan, as set forth in Section 1.4, shall be reduced by the total number of Common Shares with respect to which the Option (or portion thereof) was surrendered.

2.4	Adjustment to Shares

(a)          Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including any exchange with which the shares of the Corporation are listed for trading), the number of shares in respect of which options may be granted under the Plan shall be increased or decreased proportionately in the event of the subdivision or consolidation of the shares of the Corporation and, in the event of any such subdivision or consolidation, an appropriate adjustment shall be made so as to change the number of shares deliverable upon the exercise of the unexercised portion of any option theretofore granted, without change in the total price applicable to the unexercised portion of any option but with the corresponding adjustment in the price for each share covered thereby.

8

(b)          In the event the Corporation is re-organized, amalgamated or merged with or consolidated into another corporation or in the event there is a change in control of the Corporation, the Board may make such provisions as it deems appropriate for the exercise of outstanding options or continuance of outstanding Options to prevent any increase or decrease in the number of shares deliverable upon their exercise.

2.5	Effect of Take-Over

If a bona fide takeover offer is made to a Participant or to shareholders generally or to the Corporation, which includes among other transactions (i) an offer (the “Offer”) to acquire shares of the Corporation which, if successful, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Securities Act (British Columbia) (as amended from time to time), or (ii) the completion of a business combination transaction (the “Transaction”) involving the Corporation under which, following such Transaction, the shareholders of the Corporation hold less than 50% of the total voting securities of the resulting or successor corporation following such completion, then the Corporation shall, immediately upon receipt of notice of the Offer or upon announcement of the Transaction, notify each Participant currently holding an Option of the Offer or the Transaction, with full particulars thereof, whereupon all Options outstanding will become immediately vested and be fully exercisable notwithstanding any vesting restriction that would otherwise apply. Unless the Board determines otherwise (in its discretion), upon the expiration of the time period specified in such notice, all rights of the Participants to exercise any outstanding Options, whether vested or unvested, shall terminate and all such Options shall immediately expire and cease to have any further force or effect, subject to the completion of the relevant Offer or Transaction.

2.6	Incorporation of Terms of Stock Option Plan

Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Certificate representing an Option granted under this Stock Option Plan.

2.7	Extension of Expiry Date of Stock Options Due to a Blackout Period

The expiry date of outstanding Options held by Participants which may expire during a restricted trading period imposed by the Corporation in accordance with applicable securities laws (a "Blackout Period"), or within 10 business days of the expiry of a Blackout Period, will be extended for a period of time ending on the tenth business day after the expiry date of the Blackout Period to provide such Participants with an extension to the right to exercise such Options.

2.8	Withholding Tax Requirements

Upon the exercise of Options, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the Common Shares, pay to the Corporation amounts necessary to satisfy applicable federal, state, provincial, local or other taxes of any kind required by law to be paid in connection with the exercise of Options or shall otherwise make arrangements satisfactory to the Corporation for such requirements. At its discretion, the Corporation may require a Participant receiving Common Shares to reimburse the Corporation for any such taxes required to be withheld by the Corporation and withhold any distribution to the Participant in whole or in part until the Corporation is so reimbursed. The issuance and delivery of Common Shares pursuant to the exercise of Options is contingent on the Participant reimbursing the Corporation for any applicable withholding tax requirements, and if the Participant fails to reimburse the Corporation for such amount, the Corporation may cancel such issuance and return such Common Shares to its treasury.

9

In order to satisfy the Corporation’s or Subsidiaries’ obligation, if any, to remit an amount to a taxation authority on account of such taxes in respect of the exercise, transfer or other disposition of an Option (the “Withholding Tax Amount”), each of the Corporation and such Subsidiary shall have the right, as its discretion, to:

(i)	retain and withhold amounts from any amount or amounts owing to the Participant, whether under this Plan or otherwise;

(ii)	require the Participant to pay to the Corporation the Withholding Tax Amount as a condition of exercise of the Option by a Participant; and/or

(iii)	withhold from the Shares otherwise deliverable to the Participant on exercise of the Option such number of Common Shares as have a market value not less than the Withholding Tax Amount and cause such withheld Common Shares to be sold on the Participant’s behalf to fund the Withholding Tax Amount, provided that any proceeds from such sale in excess of the Withholding Tax Amount shall be promptly paid over to the Participant.

Notwithstanding the foregoing, nothing shall preclude the Corporation and the Participant from agreeing to use a combination of the methods described in this Section 2.8 or some other method to fund the Withholding Tax Amount.

10

SCHEDULE "A"

SCORPIO MINING CORPORATION

STOCK OPTION PLAN

OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the Amended and Restated Stock Option Plan (the "Plan") of Scorpio Mining Corporation (the "Corporation") and evidences that _______________ is the holder of an option (the "Option") to purchase up to___________________common shares (the "Shares") in the capital stock of the Corporation at a purchase price of $__________per Share. Subject to the provisions of the Plan, the expiry date of this Option is_______________(the "Expiry Date").

Other than as disclosed above, this Option may be exercised at any time up to 4:30 p.m. (Vancouver time) on the Expiry Date, by delivering to the Administrator of the plan an Exercise Notice, in the form provided in the plan, together with this Certificate and a cheque, bank draft or wire transfer payable to Scorpio Mining Corporation in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

DATED the____ day of___________________,_______.

SCORPIO MINING CORPORATION

Per:	Authorized Signatory

A-1

SCHEDULE "B"

EXERCISE NOTICE

To:	The Administrator, Stock Option Plan

Scorpio Mining Corporation

145 King St. W Suite 2870

Toronto, ON M5H 1J8

The undersigned hereby irrevocably gives notice, pursuant to the Amended and Restated Stock Option Plan (the "Plan") of Scorpio Mining Corporation (the "Corporation"), of the exercise of the Option to acquire and hereby subscribes for (cross out applicable item):

(b)	all of the Shares; or

(c)	________________ of the Shares which may be purchased under the Option.

Calculation of total Exercise Price:

(i)	number of Shares to be acquired on exercise:________________Shares

(ii)	times the exercise price per Share: $_________________

TOTAL EXERCISE PRICE, enclosed herewith: $__________________

The undersigned tenders herewith a cheque, bank draft or wire transfer (circle one) in the amount of $______________payable to Scorpio Mining Corporation, an amount which is equal to the total exercise price for the Shares being purchased, as calculated above, and directs the Corporation to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:

DATED the___day of_____________________, _______.

Signature of Witness	Signature of Participant

Name of Witness (please print)	Name of Participant (please print)

B-1